SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Company)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive, Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

On September 8, 2009, the Company executed Securities Subscription and Purchase Agreements (collectively the “Purchase Agreements”) with two of its directors, Lee Isgur and Kevin McGrath, who is also the Company’s President and Chief Executive Officer. Under the terms of the Purchase Agreements, the two directors agreed to purchase an aggregate of 566,040 shares of the Company’s common stock in exchange for an aggregate of $600,002.40 in cash in a Private Placement. The purchase price of the shares was $1.06 per share, based on the closing price of the Company’s common stock on the prior business day, which was September 4, 2009. The Company will use the proceeds from the share sale to fund its business.

As part of the transaction, the Company agreed to issue two Warrants for the Purchase of Shares of Common Stock (each a “Warrant”), to purchase an aggregate of 254,718 shares of the Company’s common stock at an exercise price of $1.20 per share. Each Warrant has a ten year expiration date, is exercisable beginning immediately and provides for a cashless “net” exercise under certain conditions with respect to up to 25% of the shares of common stock issuable upon exercise thereof. The exercise price of each Warrant is subject to adjustment under certain circumstances; however, no adjustment to the exercise price will operate to reduce the exercise price to a price less than the closing price of the Company’s common stock on September 4, 2009. The Company has the option to change the expiration date of each Warrant in the event that the closing price per share of common stock is in excess of 150% of the exercise price for thirty (30) consecutive days as reflected on the Nasdaq exchange.

Also on September 8, 2009, the Company executed an amendment to the Registration Rights Agreement dated June 23, 2009 (“Registration Rights Agreement Amendment”). Pursuant to the Registration Rights Agreement Amendment, the Company agrees to register the resale of the shares of common stock issued to the two directors participating in the Private Placement and the shares of common stock issuable upon exercise of each Warrant.

Pursuant to Waiver Letter No. 2 dated September 8, 2009 (“Waiver Letter”), Prides Capital Fund I, L.P. agreed to waive certain provisions of its existing agreements with the Company.

The transactions closed on September 11, 2009.

The foregoing description of the Purchase Agreements, together with the form of Warrant attached thereto, the Registration Rights Agreement Amendment, and the Waiver Letter (collectively, the “Agreements”), does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

The Agreements are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The securities were sold to the directors in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 9.01	Exhibits

(c)	Exhibits

10.1	Securities Subscription and Purchase Agreement dated September 8, 2009, by and between eDiets.com, Inc. and Kevin McGrath.

10.2	Securities Subscription and Purchase Agreement dated September 8, 2009, by and between eDiets.com, Inc. and Lee Isgur.

10.3	Amendment No. 1 to Registration Rights Agreement dated September 8, 2009, by and among eDiets.com, Inc., Prides Capital Fund I, L.P., Kevin Richardson, Lee Isgur and Kevin McGrath.

10.4	Waiver Letter No. 2 dated September 8, 2009, by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.5	Form of Warrant

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath
President

Date: September 11, 2009

Exhibit Index

Exhibit No.	Description
10.1	Securities Subscription and Purchase Agreement dated September 8, 2009, by and between eDiets.com, Inc. and Kevin McGrath.

10.2	Securities Subscription and Purchase Agreement dated June 23, 2009, by and between eDiets.com, Inc. and Lee Isgur.

10.3	Amendment No. 1 to Registration Rights Agreement dated September 8, 2009, by and among eDiets.com, Inc., Prides Capital Fund I, L.P., Kevin Richardson, Lee Isgur and Kevin McGrath.

10.4	Waiver Letter No. 2 dated September 8, 2009, by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.5	Form of Warrant